PRESS RELEASE

PULASKI FINANCIAL TO HOST FOURTH QUARTER RESULTS
CONFERENCE CALL & WEBCAST ON OCTOBER 25TH AT 11 AM EDT

ST. LOUIS, MO -- (MARKET WIRE) -- September 26, 2006 -- Pulaski Financial Corp. (NASDAQ: PULB-NEWS), parent of Pulaski Bank, will host its fourth quarter 2006 results conference call on Wednesday, October 25, at 11 a.m. EDT (10 a.m. CDT). Results are scheduled to be released after the market closes the previous day, October 24.

Audio
Dial in number: 1-877-407-9039
Note: Participants should dial in a few minutes prior to start time.

Webcast
Website link: http://www.viavid.net/detailpage.aspx?sid=000035EF
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Live then archived for 3 months

Replay
Dial in number: 1-877-660-6853
Account: 3055
Conference ID: 215407
Available until: November 8, 2006

Pulaski Financial Corp., operating in its 84th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through nine full-service branch offices in St. Louis and a loan production office in Kansas City. The company's website can be accessed at www.pulaskibankstl.com.
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CONTACT:

For Additional Information Contact:

William A. Donius
Chairman & CEO
Pulaski Financial Corp.
(314) 878-2210 Ext. 3610

Michael Arneth or Tad Gage
The Investor Relations Company
(312) 245-2700